As filed with the Securities and Exchange Commission on May 25, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTEGRATED DEVICE TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2669985 (IRS Employer Identification Number)

2975 Stender Way
Santa Clara, California 95054
(Address of Principal Executive Offices including Zip Code)

INTEGRATED DEVICE TECHNOLOGY, INC.
1997 STOCK OPTION PLAN
(Full Title of the Plan)

James Laufman, Esq. General Counsel INTEGRATED DEVICE TECHNOLOGY, INC. 2975 Stender Way Santa Clara, California 95054 (408) 727-6116	Copy to: Christoper Kaufman, Esq. Latham & Watkins 135 Commonwealth Drive Menlo Park, California 94025 (650) 328-4600

(Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $.001 per share	5,000,000	$43.46	$217,300,000	$54,325

(1)
This registration statement shall also cover any additional shares of common stock which become issuable under the Integrated Device Technology, Inc. 1997 Stock Option Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Integrated Device Technology, Inc. (the "Company"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) registered hereunder based on the average ($43.46) of the high ($44.44) and the low ($42.48) prices for Integrated Device Technology, Inc.'s Common Stock as reported on the Nasdaq National Market System on May 18, 2001.

Proposed sale to take place as soon after the effective date of the
Registration Statement as options granted under the Plan are exercised.

Total Pages 6
Exhibit Index Appears on Page 4

    Integrated Device Technology, Inc. (the "Company") filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company's common stock, par value $.001 per share (the "Common Stock") to be offered and sold under the plan set forth on the cover page of this Registration Statement, and the contents of such prior Registration Statements are incorporated in this Registration Statement by reference: (1) Registration Statement on Form S-8, filed January 29, 1998 (File No. 333-45245); (2) Registration Statement on Form S-8, filed September 25, 1998 (File No. 333-64279); and (3) Registration Statement on Form S-8, filed July 28, 2000 (File No. 333-42446).

Item 8. Exhibits

    See Index to Exhibits on Page 4.

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SIGNATURES

    Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 23, 2001.

INTEGRATED DEVICE TECHNOLOGY, INC.
By:	/s/ ALAN F. KROCK Alan F. Krock, Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan Krock and James Laufman, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ JERRY G. TAYLOR Jerry G. Taylor	President, Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2001
John C. Bolger	Director	May , 2001
Federico Faggin	Director	May , 2001
/s/ KENNETH KANNAPPAN Kenneth Kannappan	Director	May 23, 2001
/s/ JOHN SCHOFIELD John Schofield	Director	May 23, 2001

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Index to Exhibits

5.1.	Opinion of Latham & Watkins.
23.1.	Consent of Independent Accounts.
23.2.	Consent of Latham & Watkins (included in Exhibit 5.1 hereto).
24.	Powers of Attorney (included in the signature page hereto).

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